EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Tyson Foods, Inc. (the “Company”) on Form 10-K for the fiscal year ending September 29, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wade Miquelon, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Wade Miquelon
Wade Miquelon
Executive Vice President and Chief Financial Officer

November 21, 2007

143